UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2015

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

818 W. 7th Street, Suite 220 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 430-7000

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Directors

On August 25, 2015, the Boards of Directors of CU Bancorp (the “Company”) and California United Bank (the “Bank”) voted to increase the size of each Board by one seat, and named Kaveh Varjavand to fill the vacancy created and to serve as a member of the Board of Directors of each of the Company and the Bank. Mr. Varjavand was also named to serve as a member of the Company’s Audit & Risk Committee of the Board of Directors, effective September 1, 2015.

No arrangements exist between the Company, the Bank and Mr. Varjavand or any other person pursuant to which he was selected as a director. There are no transactions in which Mr. Varjavand has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.

Mr. Varjavand will be compensated in accordance with the Company’s publicly disclosed director compensation policies for non-employee directors.

A copy of the press release relating to this Item 5.02 is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release is also available on the Company’s website at www.cubancorp.com.

Item 9.01

(d) Exhibits

99.1	Press Release Dated August 31, 2015 reporting the appointment of Kaveh Varjavand to the Boards of Directors of CU Bancorp and California United Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 31, 2015	CU BANCORP

/s/ Anita Wolman
Anita Wolman
Executive Vice President, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 31, 2015 reporting the appointment of Kaveh Varjavand to the Boards of Directors of CU Bancorp and California United Bank.